Exhibit 99.2

NATIONAL CONSUMER TITLE INSURANCE COMPANY
Balance Sheets
(in thousands)

	June 30, 2021 (unaudited)	December 31, 2020 (audited)
ASSETS
Cash and cash equivalents	$4,834	$5,034
Premiums receivable	40	51
Total current assets	4,874	5,085

Net deferred tax asset	14	15
Income taxes Recoverable	4	4
Total assets	$4,892	$5,104

LIABILITIES
Current liabilities:
Accounts payable	$169	$97
Reserves for claims	209	172
Reinsurance premium payables	41	38
Escrow liabilities	3	334
Taxes, licenses, and fees payable	-	4
Total liabilities	422	645

Stockholders' Equity
Common stock, $0.02 par value, 35,000,000 shares authorized and 34,404,556 shares issued and outstanding on each respective date	3,000	3,000
Capital in excess of par value	1,500	1,500
Retained deficit	(30)	(41)
Total stockholders' equity	4,470	4,459
Total liabilities and stockholders' equity	$4,892	$5,104

See Notes to Unaudited Financial Statements

NATIONAL CONSUMER TITLE INSURANCE COMPANY
Statement of Operations
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
REVENUES
Premiums earned, net of reinsurance ceded	$941	$703
Other title fees and service charges	77	79
Net investment income	1	10
Total Revenue	1,019	792

EXPENSES
Provision for claims	37	66
General and administrative expenses	970	763
Total Expenses	1,007	829

Total income (loss) before income taxes	12	(37)

Income tax (expense) benefit	(1)	10

Net income (loss)	$11	$(27)

See Notes to Unaudited Financial Statements

NATIONAL CONSUMER TITLE INSURANCE COMPANY
Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net income (loss)	$11	$(28)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Deferred income taxes	1	(10)
Changes in operating assets and liabilities:
Premiums receivable	11	(5)
Reserve for claims	37	66
Reinsurance premiums payable	3	-
Commissions payable	72	(101)
Taxes, licenses, and fees payable	(4)	-
Net cash provided by (used in) operating activities	$131	$(78)

Financing activities
Escrow funds received	(331)	8
Net cash (used in) provided by financing activities	(331)	8

Net decrease in cash and cash equivalents	(200)	(70)
Cash and cash equivalents at beginning of year	5,034	4,717

Cash and cash equivalents at end of year	$4,834	$4,647

Cash	$4,831	$4,639
Cash held in escrow	3	8
Cash and cash equivalents at end of year	$4,834	$4,647

See notes to unaudited financial statements

NATIONAL CONSUMER TITLE INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

(unaudited)

1. Summary of Significant Accounting Policies

Organization and Description of the Company

National Consumer Title Insurance Company (“NCTIC”) is a licensed title insurance company domiciled in the state of Florida. NCTIC received its certificate of authority from the Florida Office of Insurance Regulation (the “Office”) and began operation in June 2017. NCTIC writes title insurance policies exclusively in the state of Florida. NCTIC attempts to mitigate its exposure to losses by purchasing reinsurance coverage.

Basis of Presentation

The accompanying financial statement include the accounts of NCTIC and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Revenue Recognition

The premium related to a title insurance policy is due upon the effective date of the insurance policy and is not refundable. The term of a title insurance policy is indefinite in that the policyholder is insured for as long as the owners or the heirs or devisees have an interest in the property. Accordingly, the premium is fully earned on the date of the policy issuance, since substantially all of the services associated with the contract have been rendered by that time.

Title fees, service charges, and other revenues are earned as the related services are provided.

Cash and Cash Equivalents

Cash and cash equivalents include demand deposits and other highly-liquid investments with original maturities of three months or less on the date of acquisition.

The Company is required to maintain deposits pursuant to Florida statutes to help secure the payment of claims. Cash of $100,000 has been assigned at June 30, 2021 and December 31, 2020, to satisfy this requirement.

Premiums Receivable

Premiums receivable includes amounts due from a company affiliated through common ownership and common management, for collected premiums. Uncollectible premiums receivable is charged to bad debt expense in the period determined uncollectible. Recoveries paid on amounts previously charged off are credited to bad debt expense in the period recovered. There was $21,000 and $0 of bad debt expense recorded in the six month periods ended June 30, 2021 and 2020, respectively.

Concentration of Credit Risk

NCTIC's financial instruments exposed to concentrations of credit risk consist primarily of its cash and cash equivalents, reinsurance recoveries, and premium revenue. NCTIC maintains its cash and cash equivalents at several financial institutions. Deposits with financial institutions are covered by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor. Bank deposit accounts, at times, may exceed federally-insured limits.

NCTIC has not experienced any losses in such accounts.

Reserve for Claims

The total reserve for all reported and unreported 1osses the Company incurred is represented by the reserve for claims. NCTIC’s reserve for unpaid losses and loss adjustment expenses (LAE) is established using estimated amounts required to settle claims for which notice has been received (reported) and the amount estimated to be required to satisfy incurred claims of policyholders that may be reported in the future (incurred but not reported, or "IBNR"). Despite the variability of such estimates, management believes that the reserve is adequate to cover claims losses resulting from pending and future claims for policies issued through June 30, 2021. The Company continually reviews and adjusts its reserve estimates as necessary to reflect its loss experience and any new information that becomes available. Adjustments resulting from such reviews may be significant.

Reinsurance

The accompanying balance sheets reflect reserves for claims gross of reinsurance ceded. The accompanying statements of operations reflect premiums and provision for claims net of reinsurance ceded. The reinsurance arrangements allow management to control exposure to potential claims arising from large risks and catastrophic events. Amounts recoverable from reinsurers are estimated in a manner consistent with the reserves associated with the reinsured policies. Reinsurance premiums, losses, and LAE are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance agreements.

Income Taxes

NCTIC files a separate return and uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carry forwards to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

2. Reserve for Claims

A reconciliation of the activity in the reserves accounts for the six months ended June 30, 2021 is as follows (in thousands):

Beginning Reserves	$172
Provision related to:
Current year	37
Prior years	-
$209
Claims paid related to:
Current year	-
Prior years	-
-
Ending Reserves	$209

At June 30, 2021, there were no reinsurance recoverables on paid claims or unpaid reserves.

For the six months ended June 30, 2021, there was no development of the net provision for claims attributable to insured events of the prior year as a result of estimation of the reserve for claims. Original estimates are decreased or increased as additional information becomes known regarding individual claims.

3. Reinsurance

Certain premiums and benefits are ceded to other insurance companies under various reinsurance agreements. The reinsurance agreements provide the Company with increased capacity to write more risk and maintain its exposure to loss within its capital resources. For the six month period ended June 30, 2021, the Company's reinsurance program consisted of excess of loss reinsurance treaties. Following is a summary of the reinsurance coverage.

Effective January 1, 2021, the Company entered into a per risk excess of loss reinsurance agreement that provides coverage of $650,000 in excess of $350,000 on each and every risk. The contract allows for one full reinstatement at 100% additional premium as to time and pro rata as to amount. The agreement expires December 31, 2021. Effective January 1, 2021, the Company entered into a per risk excess of loss reinsurance agreement that provides coverage of $4,000,000 in excess of $1,000,000 on each and every risk. The contract allows for one full reinstatement at 100% additional premium as to time and pro rata as to amount. This per risk agreement is shared with other non-affiliated companies. Each company pays its share of the reinsurance cost based on separate company earned premiums. The agreement expires December 31, 2021.

Effective January 1, 2021, the Company entered into a reinstatement premium protection reinsurance agreement to reinsure the reinstatement premium payment obligations of the Company under the shared per risk excess of loss agreement. The coverage is limited to 100% of the original contracted reinsurance placement. This agreement is shared with the other nonaffiliated companies. Each company pays its share of the reinsurance cost based on separate company earned premiums. The agreement expires December 31, 2021.

The Company’s reinsured risks are treated, to the extent of reinsurance, as though they are risks for which the Company is not liable. However, the Company remains contingently liable in the event the reinsuring companies do not meet their obligations under these reinsurance contracts. Given the quality of the reinsuring companies, management believes this possibility to be remote. See Note 2 for recoveries due from reinsurers relating to paid and unpaid claims under these treaties.

The effects of reinsurance on premiums written and earned are as follows:

	For the Six Months Ended
	June 30, 2021
	Written	Earned
Direct premiums	$1,023	$1,023
Ceded premiums	(41)	(82)

Net premiums	$982	$941

4. Income Taxes

The provision for income tax (benefit) expense as of June 30, 2021 consists of (in thousands):

Current:
Federal	$-
State	-
Total current	1
Deferred:
Federal	1
State	-
Total deferred	1
Income tax (benefit) expense from continuing operations	$1

The components of the net deferred tax asset as of June 30, 2021 is as follows (in thousands):

Deferred tax assets:
Unpaid losses and LAE	$6
Allowance for doubtful accounts	7
Other	1
Gross deferred tax assets	$14

Net deferred tax assets	$14

A reconciliation of the income tax provision to that computed by applying the statutory federal income tax rate to the income (loss) before provision for income taxes is as follows:

Expense (benefit) computed at statutory rate	$2
State tax, net of federal benefit	-
Other, net	(1)
Income tax expense (benefit)	$1

As of June 30, 2021, NCTIC had $1,000 of net operating loss carryforwards available to offset against future taxable income that will expire, if unused, starting in 2039.

5. Stockholders’ Equity

The Company authorized 30,000 shares of $100 par value common stock, of which 30,000 shares were issued and outstanding at June 30, 2021. No other classes of common or preferred shares were issued during the six month period ending 2021.

The maximum amount of dividends that may be paid by title insurance companies without prior approval of the Office is subject to restrictions. The Company did not declare or pay any dividends during the six-month period ending June 30, 2021.

6. Related Party Transactions

NCTIC has entered into a managing general agency agreement with Preferred Managing Agency, LLC (“PMA”). PMA contracts with a service company to provide all underwriting, premium billing, and collection functions. Expenses incurred under the agreement with PMA that have been charged to underwriting, acquisition, and other expenses totaled $168,000 for the six month period ended June 30, 2021. The amounts payable under this agreement were $168,000 at June 30, 2021, and are reported as commissions payable on the balance sheets. See additional information regarding the agreement with PMA in Note 8.

On June 1, 2019, a company affiliated through common ownership and common management, acquired Omega National Title Agency (ONTA). ONTA provides agency services to the Company. Expenses incurred under the agreement with ONTA have been charged to commissions expense totaled $692,000 for the six month period ended June 30, 2021 and are included in operating expenses on the statements of operations.

7. Statutory Reporting

NCTIC's assets, liabilities, and results of operations have been reported in accordance with accounting principles generally accepted in the United States of America (GAAP), which varies from statutory accounting practices (SAP) prescribed or permitted by insurance regulatory authorities. Prescribed SAP are found in a variety of publications of the National Association of Insurance Commissioners (NAIC), state laws and regulations, as well as through general practices. The principal differences between SAP and GAAP are that under SAP: (1) certain assets that are not admitted assets are eliminated from the balance sheet, (2) a supplemental reserve for claims is charged directly to unassigned surplus rather than provision for claims under GAAP, and (3) differences may arise in the computation of deferred income taxes. The Company must file with applicable state insurance regulatory authorities an “Annual Statement” which reports, among other items, net income (loss) and stockholders' equity (called “surplus as regards policyholders” in statutory reporting).

A reconciliation of the difference between GAAP net income (loss) and the statutory net income (loss) for the six month period ending June 30, 2021 is as follows:

GAAP net income (loss)	$11
Increase (decrease) due to:
Deferred taxes	1
Allowance for doubtful accounts	21
Supplemental reserves	2
Statutory net income (loss)	$35

A reconciliation of the difference between GAAP stockholders’ equity and surplus as regards to policy holders for the six month period ending June 30, 2021 is as follows:

GAAP stockholders’ equity	$4,470
Increase (decrease) due to:
GAAP to SAP cumulative net income	(22)
Nonadmitted assets	29
Deferred taxes	(8)
Supplemental reserves	(16)
Statutory surplus	$4,453

8. Subsequent Events

On July 20, 2021, HG Holdings, Inc. (“HG”) completed the previously announced acquisition pursuant to that certain Equity Purchase Agreement with National Consumer Title Insurance Company, a Florida corporation (“NCTIC”), National Consumer Title Group LLC, a Florida limited liability company (“NCTG”), Southern Fidelity Insurance Company, a Florida corporation (“SFIC”), Southern Fidelity Managing Agency, LLC, a Florida limited liability company (“SFMA”), and Preferred Managing Agency, LLC, a Florida limited liability company (“PMA” and together with SFIC and SFMA, each, a “Seller” and collectively, the “Sellers”). On such date, pursuant to the Purchase Agreement, HG purchased 100% of the stock of NCTIC and 100% of the membership interest in NCTG for $5.5 million, subject to a customary post-closing working capital adjustment. At closing, HG and Sellers agreed that the economic benefits and burdens of the ownership of the equity, including for accounting and tax purposes, be transferred as of 12:01 am on July 1, 2021.  For all other purposes, the effective time of the transfer remained July 20, 2021.

In conjunction with the above transaction, the Company terminated its agreement with PMA.